                      CAMELOT CORPORATION
                             PROXY
                FOR THE HOLDERS OF COMMON SHARES
THIS PROXY IS SOLICITED ON BEHALF OF CAMELOT
CORPORATION
ANNUAL MEETING TO BE HELD ON JANUARY 3,  1997 AT
                   10:00 A.M.

The undersigned shareholder of Camelot Corporation (the "Company") hereby appoints Daniel Wettreich, or failing him, Jeanette P. Fitzgerald as Attorneys and Proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorney and Proxies may do or cause to be done by
virtue thereof. The          above-named  Attorneys  and  Proxies
are  instructed  to  vote  all   the
undersigned's shares as follows:

1.   THE ELECTION OF DIRECTORS:

     o    For the Election of All Nominees Listed Below
          (Except as Marked to the Contrary Below*)

     o    Withhold Authority to Vote for All Nominees Listed Below

Daniel Wettreich, Jeanette Fitzgerald , Henry Gelender and Allan
Wolfe

*(Instruction:  To withhold authority to vote for an individual
nominee,  strike a    line through that nominee's name above.)

2.   RATIFY THE SELECTION OF AUDITORS FOR APRIL 30, 1997:

      To ratify the appointment of Lane, Gorman & Trubitt, as auditors for the fiscal year ended April 30, 1997.

          AGAINST  o         FOR  o        ABSTAIN  o


3.   APPROVAL OF THE CREATION OF THE 1996 STOCK OPTION PLAN:

      To approve the creation of the 1996 Stock Option Plan to create a plan which incorporates the amended governing rules.

          AGAINST  o         FOR  o        ABSTAIN  o


4.   APPROVAL OF THE AMENDMENT OF THE 1991 STOCK OPTION PLAN:

      To approve the amendment of the 1991 Stock Option Plan for all nonemployee directors of the company.

          AGAINST  o         FOR  o        ABSTAIN  o


THIS  PROXY,  WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED
HEREIN  BY  THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, and 3.


              Dated this _______ day of ______________, 1996


              ______________________________________________
                       Signature of Shareholder

              ______________________________________________
                       Signature of Shareholder
              ______________________________________________
                          Please Print Name
              ______________________________________________
                          Please Print Name

Please date and sign exactly as your name or names appear on your stock certificate. Joint owners should each sign personally. If signing in any fiduciary  or  representative capacity, give full  title  as  such
and  provide authorization.        For  shares held by a
corporation, please affix its corporate seal.

PLEASE  MARK,  SIGN,  DATE  AND  RETURN THE PROXY PROMPTLY  USING
THE  ENCLOSED ENVELOPE.

                      CAMELOT CORPORATION
                         Camelot Place
                       17770 Preston Road
                      Dallas, Texas 75252

               NOTICE OF MEETING OF SHAREHOLDERS


                 To be Held On January  3, 1997

      Notice is hereby given that the Annual Meeting of Shareholders of Camelot Corporation (the "Company") will be held at ____________________ on the 3rd of January 1997 at 10:00 a.m.,
local time, for the following purposes:

     (1)  To elect four directors;

      (2) To ratify the appointment of auditors for the fiscal year ended April 30, 1997.

     (3)    To approve the creation of the 1996 Stock Option Plan.

     (4)  To approve the amendment of the 1991 Stock Option Plan.

      (5) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

      Only shareholders of record at the close of business on November 15, 1996 are entitled to notice of, and to vote at, the Meeting of Shareholders and any adjournment(s) thereof.

      You are cordially invited to attend the meeting, but if you are unable to do so, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF ADDRESSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, whether or not you have returned the proxy. In any event, a proxy may be revoked at any time before it is exercised.

By Order of the Board of Directors


Jeanette Fitzgerald
Corporate Secretary


Dallas, Texas
November  14, 1996

                      CAMELOT CORPORATION
                      CAMELOT PLACE
                      17770 Preston Road
                      Dallas, Texas 75252

                        PROXY STATEMENT
                            FOR
                       ANNUAL MEETING OF
                       SHAREHOLDERS
                         TO BE HELD
                    JANUARY 3, 1997




  This Proxy Statement is sent to shareholders of Camelot Corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on January 3, 1997 at 10:00 a.m., local time at _____________ and any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
Solicitation of proxies may be made in person or by mail, telephone or telegraph by directors, officers, and regular employees of the Company. The Company will also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of common stock of the Company held of record by such persons, and the Company will
reimburse the forwarding expenses.   The cost  of  solicitation
of  proxies will be paid by  the  Company.   This  Proxy
Statement and the enclosed proxy are first being sent to shareholders of Camelot Corporation on or about November 16, 1996.

Pursuant to the Private Securities Litigation Reform Act of 1995 the Company, in addition to historical information, certain information within this proxy statement contains forward looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth including but not limited to competition among employers for appropriate personnel, Camelot's dependence on outside suppliers and the need to go to outside consulting sources, the continued ability to create and /or acquire products that customers will accept; the impact of competition and changing competitors; the changing nature of regulations and the manner in which they are interpreted; and
pricing pressures  in  addition   to normal economic and world
factors beyond the control of the Company.

                     REVOCATION OF PROXIES

  Any Shareholders returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Corporate Secretary of the Company of such revocation prior to its use, (b) by voting in person at the meeting, or (c) by executing and filing with the Corporate Secretary of the Company a later dated proxy.

           OUTSTANDING STOCK AND CERTAIN SHAREHOLDERS

  The voting securities of the Company are shares of its common stock, $0.01 par value ("Common Stock"), each share of which entitles the holder to one vote at the Annual Meeting of Shareholders and any adjournment(s) thereof. At October 15, 1996 there were outstanding and entitled to vote 25,016,059 shares of
Common Stock.   Only  shareholders of record at the close of
business on November 4, 1996, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment(s) thereof.
  The following table sets forth as of October 15, 1996 information known to the management of the Company concerning the beneficial ownership of Common Stock by (a) each person who is known by the Company to be the beneficial owner of more than five percent of the shares of Common Stock outstanding, (b) each director of the Company owning Common Stock, and (c) all directors and officers of the Company as a group (8 persons).

Name and Address of      Amount and Nature of              Percent
Beneficial Owner         Beneficial Ownership
of Class

Daniel Wettreich         14,514,665     <F1><F2><F3>       42.21%
17770 Preston Road
Dallas, Texas 75252

Jeanette P. Fitzgerald     200,000      <F4>                    *
17770 Preston Road
Dallas, Texas 75252

Allan Wolfe                 65,000      <F5>                    *
390 South River Road
Suite 5
Bedford
New Hampshire  03110

Henry Gelender             240,500     <F6>                     *
7150 Greenville Avenue
Suite 600
Dallas, Texas  75231

Tom Watts                  30,000      <F7>                      *
17770 Preston Road
Dallas, Texas  75252

David McCurley             50,000      <F8>                      *
17770 Preston Road
Dallas, Texas  75252

Katie Phillips             5,000       <F9>                      *
17770 Preston Road
Dallas, Texas  75252

Robert Gregory            10,000      <F10>                       *
17770 Preston Road
Dallas, Texas  75252

All Officers and Directors 15,047,165 <F1><F2><F3><F4>         45.6%
as a group (8 persons)                <F5><F6><F7><F8>
                                      <F9><F10>
* Under 0.1%





Zara Wettreich,            1,494,166                           5.6%
Separate Property
17770 Preston Road
Dallas, Texas 75252

Forme Capital, Inc.        2,650,000 <F3>                       9.9%
17770 Preston Road
Dallas, Texas  75252

[FN]


     (1) 920,499 of these shares are in the name of Zara Wettreich and Hermina, Inc. trustees of The Wettreich Heritage Trust ("Trust"), a Texas trust whose beneficiaries are the children of Daniel Wettreich. 1,494,166 of these shares are owned by Zara Wettreich
       the wife of Mr. Wettreich, as     her separate property.
       1,000,000  of these shares are owned by  Wettreich  Financial
       Consultants,     Inc. ("WFC"), a Texas company owned by the wife
       and children of Mr. Wettreich.  650,000 of   these shares are
       owned by Forme Capital, Inc., ("Forme"), a Delaware company of
       which Mr.     Wettreich is a director and officer.   Mr. Wettreich
       has disclaimed any beneficial interest in the shares owned by his wife, Trust, WFC, and Forme.


          (2) Includes options to purchase 8,000,000 shares granted to Daniel Wettreich, which options are not exercised.
          (3) Includes an option granted to Forme Capital, Inc., a company affiliated with Mr. Wettreich, to purchase 2,000,000 shares, which option is not exercised.

          (4) Includes options to purchase 140,000 shares granted to Jeanette Fitzgerald, which options are not exercised.

          (5) Includes an option to purchase 55,000 shares granted to Allan Wolfe, which option is not exercised.

          (6) Includes an option to purchase 40,000 shares granted to Henry Gelender, which option is not exercised. 500 of these shares are as custodian for Rachel Gelender UGMA.

          (7) Includes an option to purchase 30,000 shares granted to Tom Watts, which option is not exercised.

          (8) Includes an option to purchase 50,000 shares granted to David McCurley, which option is not exercised.

          (9) Includes options to purchase 5,000 shares granted to Katie Phillips, which options are not exercised.

          (10) Includes options to purchase 10,000 shares granted to Robert Gregory, which options are not exercised.

[/FN]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Company paid management fees of $44,000 in 1996 and $286,000 in 1995 to Wettreich Financial Consultants, Inc. ("WFC"), a company affiliated with the President of the Company. These management services consisted of the provision of the services of
the President and Corporate Secretary  of  Company.    The amount
was determined by the time, effort, and skill required to provide
these services.   The President and the Corporate Secretary of
Company were employees of WFC and during the fiscal year ended April 1995, received no compensation from Company.

      Company, through its previously wholly-owned subsidiary, Stock Transfer Company of America, Inc., provided services during
the year ended April 1994, as a     securities  transfer  agent to
companies affiliated  with  the  President  of
Company.   For the ten months ended February 28, 1994, Company
recognized sales of approximately $1,243 to these affiliated companies. Services as a security transfer agent to companies affiliated with Allan Wolfe, director of Company were also
provided.   For  the ten months ended  February  28,  1994,  Company
recognized sales of approximately $1,807 to these affiliated
companies.   During the years ended April 1995 and 1996, Stock
Transfer Company of America continued to provide stock transfer services to Company and a total of $3,843 and $16,598 were paid by Company for these services. In the opinion of the Board of Directors, the terms of these transactions was as fair to the company as could have been made with an unaffiliated party.

      The Company leased 10,000 square feet of offices from Forme Capital, Inc., a company affiliated with the President of the Company. The lease is for a term of 5 years commencing September 1993 at $8 per square foot. Total rent paid during fiscal 1996 and 1995 was $80,000, respectively. The lease agreement and transactions related thereto were approved by a vote of Company's shareholders.

      The Company received loans from Forme totaling $406,000 and $470,000 in fiscal years 1995 and 1994, respectively. Payments of $236,000 and $190,000 were made in fiscal years 1996 and 1995, respectively. Forme converted the remaining balance of
$450,000  to common stock  during  fiscal  1996.   Total interest
paid during fiscal 1996 was $11,615 and 1995 was $35,961.

      During fiscal 1996 and 1995, Company received dividend payments from Forme Capital, Inc., Preferred Shares Series C in the amount of $46,657 for 1996 and $46,657 for 1995.

      On March 9, 1995, Company issued 15,000 common shares valued at $22,500 to a company for a mailing list. The president of that company was the wife of the president of Camelot Distributing, Inc., one of Company's subsidiaries.

      On January 17, 1996, the Company's disinterested directors approved a secured loan to the Corporate Secretary in the amount
of $75,156.   This  loan bears interest at a rate 6% per annum.

      On   August  1,  1996,  the Company's disinterested directors
approved  a secured  loan  to the Corporate Secretary in the amount
of $14,000.   This  loan bears interest at a rate of 6% per annum
and has been substantially repaid as of October 21, 1996.

      On September 25, 1996 the Company's disinterested directors approved a secured loan to the President of the Company in the
amount of $1,000,000.   This loan bears interest at a rate of 6% per
annum.

                     ELECTION OF DIRECTORS
The  Company's Bylaws provide for a Board of Directors consisting of at least three directors. The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the  four  nominees  for directors  named  below.  If at the time of the meeting, any of  these  nominees shall  have  become
unavailable for any reason, which event is not  expected  to occur, the  persons  entitled to vote the Proxy will vote for  such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual  meeting  of shareholders,  or  until
their  successors  are  elected  and  qualified.           The
executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders. Each  executive  officer will hold office until their successor is  elected  and qualified  or  until their death or resignation or until they  shall  have  been removed  in
the  manner  provided by the Company's Bylaws.   The  nominees  for
directors and officers, each of whom has consented to serve if elected, are as follows:

Name             Age   Position          Period Served            Term
                                                                 Expires
Daniel Wettreich 44    Chairman and      September 16, 1988        Next
                       Chief Executive                             Annual
                       Officer,President,                          Meeting
                       Director


Jeanette  P.
Fitzgerald      35     Vice President,    September 16,  1988       Next
                       General Counsel,                             Annual
                       Secretary,                                   Meeting
                       Director

Allan   S.
Wolfe           63     Director            May   24, 1993           Next
                                                                    Annual
                                                                    Meeting

Henry Gelender  49     Director            December 1, 1995         Next
                                                                    Annual
                                                                    Meeting
[/TABLE]

Daniel Wettreich

      Daniel Wettreich is Chairman and Chief Executive Officer, President and Director of the Company since September 1988. He is also a Director and Officer of all its subsidiaries(1). Since 1981, he has been the President and Director of Wettreich Financial Consultants, Inc., a financial consulting company. Since August 1996, he has been Director and Chief Executive Officer of Meteor

Technology plc, a UK public company, and since May 1996 its subsidiary, DigiPhone Europe, Ltd., a United Kingdom based
distributor  of  software  in Europe.   Additionally, he currently
holds directors positions in the  following public  companies:
Forme Capital, Inc., a real estate company and Danzar Investment Group, Inc., Malex, Inc., Adina, Inc., and Tussik, Inc.(2) which are dormant companies seeking merger opportunities. In July 1993, he was appointed Director of Goldstar Video
Corporation(3) following  an  investment  by  the Company.   From
January 1985 to February 1988 he was a founding director of Phoenix Network, Inc., a telecommunications company listed on
the  American Stock  Exchange.    Mr.  Wettreich was an executive
with two London, England merchant banks in the mid 1970's. Subsequently he was owner/manager of a private distribution company, and thereafter Chief Financial Officer of a $60 million retailer listed on the London Stock Exchange. Mr. Wettreich has been an officer and director of Hermina, Inc., the corporate trustee of The Wettreich Heritage Trust since June 1981. Mr. Wettreich has a Bachelor of Arts in Business Administration from the University of Westminster, London, England.

Jeanette P. Fitzgerald

      Jeanette  Fitzgerald  is  Vice President and  General
Counsel,  Corporate Secretary and a Director of the Company since
September 1988.  She is a director and secretary of the
Company's subsidiaries(1).  She is a member of  the  State
Bar  of  Texas and the Business Law section.  Since August 1996, she has been a Director of Meteor Technology plc, a UK public company and since May 1996 its subsidiary DigiPhone Europe, Ltd., a United
Kingdom  based  distributor  of software  in  Europe.   She  is also
the Corporate  Secretary  and  Director  of Wettreich Financial
Consultants, Inc., and of Malex, Inc., Adina, Inc.,  Tussik, Inc.
(2) and Danzar Investment Group, Inc., which are public companies.
In July 1993,  she was appointed Director of Goldstar Video
Corporation(3) following an investment by the Company. Previous to these positions, from 1987 to 1988 she worked as a staff attorney and in the compliance department at H.D. Vest, Inc., a holding company with subsidiaries including a securities brokerage firm. She graduated from Texas Tech University School of Law receiving both a Doctorate of Jurisprudence and a Masters of Business Administration in May 1986, and from the University of Michigan with a Bachelors of Business Administration in December 1982.

Allan S. Wolfe

      Allan S. Wolfe has been a Director of the Company since May, 1993. He is Chairman and President of Database Technologies, Inc., a public company providing database software to the
insurance industry from  May  1986  to  the present.   He  is  also,
since 1984, a director and Chief Executive  Officer  of Pathfinder
Data  Group  ("PDG"), a database  company.   A  subsidiary  of  PDG,
Pathfinder Data, Inc., filed for protection from creditors under Chapter 11 and has since been converted to Chapter 7.

Henry Gelender

     Dr. Henry Gelender has been a Director of the Company since December, 1995. He is President of Cornea Associates of Texas, PA, one of the leading cornea transplant surgery centers in the
country.   He  is  Vice  Chairman  of  the Department  of
Ophthalmology at Presbyterian Hospital in Dallas, Texas since 1994, and is Clinical Associate Professor of Ophthalmology at the University of Texas, Southwestern Medical School in Dallas since
1983.   He  received  his medical  degree  from the University of
Health Sciences at the Chicago Medical School in Chicago, Illinois in 1973, and has a BA in Zoology from the University of California.

                       DIRECTORS MEETING
   During the fiscal year ending April 30, 1996, the Company had fifteen (15) directors meetings, thirteen (13) of which consisted of consent of directors minutes signed by all directors. The consent minutes reflect decisions reached by all of the directors
following discussions among the directors.   The  audit committee
consisted of Daniel Wettreich, Alan Wolfe and Henry Gelender. Company has no standing nominating or compensation committee.

                    MANAGEMENT REMUNERATION
    The following table lists all cash compensation exceeding $100,000 paid to Company's executive officers for services rendered in all capacities during the fiscal year ended April 30, 1996. No bonuses were granted to any officer, nor was any compensation deferred.
                     SUMMARY COMPENSATION TABLE

                      Annual Compensation     Long-Term
                      Compensation

                                         Award  Payouts
                                         s

                                          Restricted
Name and                          Other    Stock    Options/  LTIP   All Other
Principal     Year  Salary  Bonus Annual  Awards     SARs    Payouts  Compen-
Position                         Compen-                              sation
                                  sation

Daniel        1994    -        -     -       -      --          -       $ (1)
Wettreich     1995    -        -     -       -     1,000,000    -       $ (1)
Chairman(1)   1996  $208,333   -     -       -     1,000,000    -       $ (1)

Jeanette P.   1994    -        -     -       -      -           -       $ (1)
Fitzgerald    1995    -        -     -       -     175,000      -       $ (1)
Vice          1996  N/A        -     -       -      N/A         -       $ (1)
President,
General
Counsel and
Secretary (1)



(1) Daniel Wettreich and Jeanette Fitzgerald, Directors and Officers of Company, were employees of a company affiliated with Mr. Wettreich, which company provided the Company with management services until July 1995 and was paid $44,000, $286,000 and $290,500 for the years ended April 30, 1996, 1995 and 1994 respectively. In July 1995, Mr. Wettreich and Ms. Fitzgerald became employees of Company and Mr. Wettreich entered into an employment contract with Company.

      Directors of the Company receive no salary for their services as such, but are reimbursed for reasonable expenses incurred in attending meetings of the Board of Directors.
      Company has no compensatory plans or arrangements whereby any executive officer would receive payments from the Company or a third party upon his resignation, retirement or termination of employment, or from a change in control of Company or a change in the officer's responsibilities following a change in control other than Mr. Wettreich. Under the newly proposed 1996
Stock Option  Plan  or  under the Company's 1991 Outside Directors
Stock Option Plan options granted under these plans contain provisions pursuant to which the unvested portions of outstanding options become immediately exercisable and fully vested upon a merger of the
Company  in  which the  Company's stockholders do not retain, directly or indirectly,  at  least  a majority  of the beneficial interest in the voting stock of the Company  or  its successor, if the successor corporation fails to assume the outstanding  options or  substitute  options for the successor corporation's  stock  to replace  the outstanding options.  The outstanding options will terminate to the extent  they are  not  exercised as of consummation of the merger, or assumed or  substituted for by the successor corporation.
      On  July  1,  1995, Company entered into an employment
contract  with  Mr. Wettreich  whereby  he  was employed as
Chairman, Chief  Executive  Officer  and President  of  the  Company
for a period of ten years at  an  annual  salary  of
$250,000  and  a  cash bonus equal to 5% of the Company's annual
profits  before taxation.   In  the  event  of Mr. Wettreich's death  during
the  term  of  the agreement,  Company will pay annual death benefits of
$250,000 for a period  of four  years.   Mr. Wettreich may terminate his
employment after the date of a change in control of the Company. A change in control is defined as any person other than Mr. Wettreich or his family interests becomes  beneficial  owner, directly or indirectly of common stock of the Company representing 30%  or  more of  the Company's issued and outstanding common stock or if the
Incumbent  Board as  defined, ceases to constitute a majority of the board of directors.  If  Mr. Wettreich terminates his employment after a change of control in the company, he shall  be  paid  (i)
the base salary and any bonuses payable to  him  under  the
agreement  or (ii) an amount equal to the product of the annual base salary  and bonus  paid  to  Mr.  Wettreich during the year
preceding the  termination  date multiplied  by  five  whichever of
(i) or (ii) is more.   In  the  circumstances whereby Mr. Wettreich
terminates his employment for good reason, as defined, he will receive payments in accordance with the payments received if termination occurs after a change of control of the Company.

 COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT OF
                                1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC").
Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons,
the Company believe that all   filing  requirements  applicable  to
the Company's executive officers, director, and more than 10% stockholders were complied with.


                     SHAREHOLDER PROPOSALS
    According to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder may require that certain proposals suggested by the shareholders be voted upon at a shareholders meeting. Information concerning such proposal may be submitted to the Company for inclusion in the Company's Proxy Statement. Such proposals must be submitted to the Company before July 19, 1997 for consideration at the 1997 shareholders meeting.

                     MANAGEMENT PROPOSAL I
      RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

            FOR THE FISCAL YEAR ENDED APRIL 30, 1997


    The following resolution will be offered by Management pursuant to the Board of Directors resolutions at the meeting:

    RESOLVED, that the appointment by the Board of Directors of Lane, Gorman & Trubitt, as independent auditors of the Company for the year ending April 30, 1997 is hereby approved.

    It  is  not intended that a representative of Land Gorman &
Trubitt will be present at the meeting or be available for questions. Lane Gorman and Trubitt have conducted the audit on the Company since the 1994 fiscal year.

 During the previous two years, there were no disagreements between the Company
and the auditors regarding a policy or disclosure.

  Neither this accountant nor any accountant for the past two years has rendered an  audit  opinion containing an adverse opinion or a disclaimer of  opinion  or were any of the opinions qualified or modified as to uncertainty, audit scope or accounting principles.





                     MANAGEMENT PROPOSAL II

    APPROVAL OF THE CREATION OF THE 1996 STOCK OPTION PLAN

The following resolution will be offered by Management pursuant to the Board of Directors resolutions at the meeting:


    "RESOLVED, that the creation of the 1996 Stock Option Plan by the Board of Directors of the Company is hereby approved."


The board desires to establish options with vesting periods and create an administrator consisting of non-employee directors.


The Board of Directors approved the adoption of the 1996 Stock Option Plan (the "Option Plan") in October of 1996. As of October 15, 1996, the maximum number of shares granted pursuant to the Option Plan is 7,397,000, of which options to purchase no shares were outstanding. The Board of Directors determined to issue option in the same amounts as the outstanding options and employees have tendered all options granted under the 1991 Stock Option Plan and the Company has canceled them. The options granted in lieu of those tendered by employees immediately vested. The new plan, subject to shareholder approval has 8,000,000 shares of common stock that may be issued under the Option Plan, subject to adjustments for stock splits or other changes in the Company capital structu4e.


The Board of Directors believes that approval of the establishment of the 1996 Option Plan is in the best interests of the Company and its stockholders because it is important to be able to reward employees and provide them an incentive to make the Company succeed. Further, the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. Consequently, the Company grants options to each employee and each employee is eligible for an additional annual grant, based on his or her performance. The Company estimates that it will have sufficient shares reserved for issuance to make anticipated stock option issuances for the next year.


The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.


General      The  Option Plan provides for the grant to employees of
incentive
stock options within the meaning of

section  422 of the Internal Revenue Code of 1986, as amended (the
"Code"),  and the grant to employees and consultants of nonstatutory stock options.  A maximum of  8,000,000 authorized but unissued shares or treasury  shares of  the  Common Stock of the Company may be issued upon the exercise of options granted pursuant to  the
Option  Plan.   In  the  event  of any  stock  dividend,  stock
split, recapitalization, combination, reclassification , or like change in the  capital structure  of the Company, appropriate adjustments will be made to  the shares subject to the Option Plan,
to the Option Limit and to outstanding options.   To
the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an  option  are repurchased by the Company, the shares
of Common Stock for which such option  is not  exercised  or repurchased   are
returned to the Option Plan and become available for future grant. The Company intends that the compensation related to options granted under the Option Plan qualifies for the "performance-based compensation"  exemption
under Section 162(m)  of  the  Code.   Section  162(m) generally  limits
the  deductibility by the  company  for  federal  income  tax purposes of compensation paid to certain executive officers.
Administration.   The  Option  Plan is administered  by  the  Board
or  a  duly appointed committee of non-employee members of the
Board.  With respect  to  the participation  of  individuals who are subject to Section 16 of  the  Securities Exchange  Act of 1934 (the
"Exchange Act"), the Option Plan must be administered in  compliance with  the  requirements of Rule 16b-3 under  the  Exchange  Act.
Subject to the provisions of the Option Plan, the Board or the committee, consisting of non-employee directors, determines the persons to whom options are to  be  granted, the number of shares to be covered by each option,  whether  an option  is to be an
incentive stock option or a non-statutory stock option,  the terms of vesting and exercisability of each option, the type of
consideration to be  paid to the Company upon exercise of an option, the term of each option, and all  other  terms  and conditions fo the options.  The Board or  committee  will interpret  the  Option
Plan and options granted under the Option Plan,  and  all
determinations  of  the  Board or committee will be final  and binding  on  all persons having an interest in the Option Plan or any option.
Eligibility.   All  employees (including officers and  directors
who  are  also employees),  consultants,  advisors or other
independent   contractors  of  the company  or  of any present or
future parent or subsidiary corporations  of  the Company  are
eligible to participate in the Option Plan.  As of   October 15,
1996,  the  Company  had approximately 70 employees, including eight  executive officers, and no consultants, advisors and other
independent contractors.   Only employees  may  be granted incentive
stock options. Consultants, advisors, and other independent contractors may only be granted nonstatutory stock options.

Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The per share exercise price of an option must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. The per share exercise price of any option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant, and the term of any such option cannot exceed five years.

Generally, options may be exercised by payment of the exercise price in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale of some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. However, the Board or committee may restrict the forms of payment permitted in connection with any option grant or may grant options permitting payment of the exercise price with a promissory note.

Options granted under the Option Plan will become exercisable and vested at such times as specified by the Board of committee. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionees's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested
shares.   Shares subject  to  options generally vest in installments subject to the optionee's continued employment or service. The maximum term of options granted under the Option Plan is ten years. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

Transfer of Control. A "Transfer of Control" will be deemed to occur upon any of the following events in which the stockholders of the Company do not retain, directly  or indirectly, at least a majority of the beneficial interest  in  the voting stock of the Company or its successor: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all  of  the stock  of the Company, (ii) a merger in which the Company is  a party, or  (iii) the  sale, exchange or transfer of all or
substantially all of the assets of the Company.  If a Transfer of
Control occurs, the surviving,
continuing  successor, or purchasing corporation or parent
corporation  thereof (the  "Acquiring  Corporation")  will  either
assume  outstanding  options                                      or
substitute options for the Acquiring Corporation's stock for the outstanding options.
However,  if  the  Acquiring Corporation  elects  not  to  assume
or
substitute  for  outstanding options in connection with a  merger described  in clause  (ii)  above,  the  Company's Board will
provide that  any  unexercisable and/or   unvested  portion  of  the
outstanding  options  will  be  immediately exercisable  and vested.
Any options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control will terminate effective as of such date.

Termination or Amendment. Unless sooner terminated, no options may be granted under the Option Plan after October 15, 2006. The Board or committee may terminate or amend the Option Plan at any time, but without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the  class  of persons  eligible  to  receive nonstatutory stock
options.   No  amendment  may
adversely affect an outstanding option without the consent of the optionee, unless the amendment is intended to preserve the option's status as an incentive stock option.

All  outstanding  options  issued pursuant to the  1991  Stock
Option Plan to employees eligible under the new Stock Option Plan have been returned to the Company and been replaced by equivalent options under the new Stock Option plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation. Furthermore, the tax consequences of options are complex and subject to change, and a taxpayer's particular situation may be such that some variation of
the described  rules  is applicable.   Optionees  should consult
their own tax advisors prior to the exercise of any option and prior to the disposition of any shares of Common Stock acquired upon the exercise of an option.

Incentive  Stock  Options   Options designated as incentive  stock
options are intended to fall within the provisions of section 422 of the Code. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of such an option.

For optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option, the gain on sale of the shares (which is the difference between the sale price and the purchase price of the shares) will be taxed as long-term capital
gain.   If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of
shares within two years after the date  of grant   or  within  one
year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Option" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will
be a  capital  loss.   A capital gain or loss will be long-term if
the optionee's holding period  i  more than  12  months.   Any
ordinary income recognized by the optionee upon the disposition of the shares should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by
Section  162(m) of the Code.
The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonstatutory Stock Options. Options not designated as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the garnt of such an option.
Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are not vested and/or the sale of the shares at a profit would subject the optionee to suit under Section 16(b) of the Exchange Act, in which case the determination date is the later of
(i) the date on which the shares vest, or (ii) the date the sale of the shares at a profit would no longer subject the optionee to suit under Section 16(b) of the Exchange Act. Section 16(b) of the Exchange Act generally is applicable only to officers, directors and beneficial owners of more than 10% of the Common Stock of the Company. If the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercise. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the
optionee's  holding  period is more than 12 month.   No  tax
deduction is available to the company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by Section 162(m) of the Code, as described above.

The Board recommends approval of the creation of the 1996 Stock
Option Plan.


                      MANAGEMENT  PROPOSAL III

The following resolution will be offered by Management pursuant to the Board of Directors resolutions at the meeting:

"RESOLVED, that the amendment of the 1991 Employee Stock Option Plan is hereby approved."

The Board has determined to use the 1991 Employee Stock Option Plan for nonemployee directors and has therefore amended the plan to specifically cover said directors with a disinterested committee of only employee directors to administer the plan. Other than a name change to the 1991 Outside Director Stock Option Plan and as set out above, the plan will otherwise stay the same.

The Board recommends approval of the Plan revisions.

                        SHAREHOLDER APPROVAL

Shareholders, representing a majority of those common shares outstanding, and eligible to vote must return proxies to
constitute  a  quorum,  including abstentions.   A  majority of
those shares constituting the quorum eligible to vote is required for approval of Management Proposal I, II, and III, and the election of directors.



                           OTHER BUSINESS

    The Board of Directors of the Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment.

By order of the Board of Directors

Jeanette P. Fitzgerald
Corporate
Secretary


Dallas,
Texas
November 15, 1996

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